Exhibit (m)(1)

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 1

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,732.33
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $7,112.43
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  608.72
- Mortality & Expense Charge****     $   82.75
+ Hypothetical Rate of Return*****    ($101.14)
                                     ---------
=                                    $   8,732 (rounded to the nearest dollar)
                                     =========

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.64
2       $ 43.66
3       $ 43.67
4       $ 43.69
5       $ 43.70
6       $ 43.72
7       $ 43.73
8       $ 43.75
9       $ 43.76
10      $ 43.78
11      $ 43.79
12      $ 43.81
        -------
Total   $524.72
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1         ($8.77)
2         ($8.70)
3         ($8.64)
4         ($8.58)
5         ($8.52)
6         ($8.46)
7         ($8.40)
8         ($8.34)
9         ($8.28)
10        ($8.21)
11        ($8.15)
12        ($8.09)
        --------
Total   ($101.14)
        ========

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,732.33
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,648 (rounded to the nearest dollar)
                                =========

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,558.60
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,333.84
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  604.57
- Mortality & Expense Charge****     $   93.79
+ Hypothetical Rate of Return*****   $  510.62
                                     ---------
=                                    $  10,559 (rounded to the nearest dollar)
                                     =========

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.36
2       $ 43.37
3       $ 43.37
4       $ 43.37
5       $ 43.38
6       $ 43.38
7       $ 43.38
8       $ 43.39
9       $ 43.39
10      $ 43.39
11      $ 43.40
12      $ 43.40
        -------
Total   $520.57
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        $ 42.89
2        $ 42.83
3        $ 42.77
4        $ 42.71
5        $ 42.65
6        $ 42.58
7        $ 42.52
8        $ 42.46
9        $ 42.40
10       $ 42.33
11       $ 42.27
12       $ 42.21
         -------
Total    $510.62
         =======

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $10,558.60
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    8,475 (rounded to the nearest dollar)
                                ==========

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,707.15
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,713.85
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  599.81
- Mortality & Expense Charge****     $  106.25
+ Hypothetical Rate of Return*****   $1,286.86
                                     ---------
=                                    $  12,707 (rounded to the nearest dollar)
                                     =========

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 43.04
2       $ 43.03
3       $ 43.02
4       $ 43.01
5       $ 43.00
6       $ 42.99
7       $ 42.98
8       $ 42.97
9       $ 42.96
10      $ 42.95
11      $ 42.93
12      $ 42.92
        -------
Total   $515.81
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  104.97
2       $  105.37
3       $  105.77
4       $  106.18
5       $  106.59
6       $  107.01
7       $  107.43
8       $  107.85
9       $  108.28
10      $  108.71
11      $  109.14
12      $  109.57
        ---------
Total   $1,286.86
        =========

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,707.15
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $   10,623 (rounded to the nearest dollar)
                                ==========

NARRATIVE FOR THE HYPOTHETICAL ILLUSTRATION 2

I. THE 0% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $8,548.68
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $6,971.58
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  654.82
- Mortality & Expense Charge****     $   81.26
+ Hypothetical Rate of Return*****     ($99.31)
                                     ---------
=                                    $   8,549 (rounded to the nearest dollar)
                                     =========

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 47.47
2       $ 47.49
3       $ 47.51
4       $ 47.53
5       $ 47.54
6       $ 47.56
7       $ 47.58
8       $ 47.59
9       $ 47.61
10      $ 47.63
11      $ 47.65
12      $ 47.66
        -------
Total   $570.82
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 0%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        ($8.63)
2        ($8.57)
3        ($8.50)
4        ($8.44)
5        ($8.37)
6        ($8.31)
7        ($8.24)
8        ($8.18)
9        ($8.11)
10       ($8.05)
11       ($7.99)
12       ($7.92)
        -------
Total   ($99.31)
        =======

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $8,548.68
- Year 5 Surrender Charge       $2,084.00
                                ---------
=                               $   6,465 (rounded to the nearest dollar)
                                =========

II. THE 6% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $10,348.34
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $8,176.66
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  650.39
- Mortality & Expense Charge****     $   92.15
+ Hypothetical Rate of Return*****   $  501.71
                                     ---------
=                                    $  10,348 (rounded to the nearest dollar)
                                     =========

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 47.17
2       $ 47.18
3       $ 47.18
4       $ 47.19
5       $ 47.19
6       $ 47.20
7       $ 47.20
8       $ 47.21
9       $ 47.21
10      $ 47.22
11      $ 47.22
12      $ 47.23
        -------
Total   $566.39
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 6%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month   Interest
-----   --------
1        $ 42.25
2        $ 42.17
3        $ 42.09
4        $ 42.01
5        $ 41.93
6        $ 41.85
7        $ 41.77
8        $ 41.69
9        $ 41.61
10       $ 41.53
11       $ 41.45
12       $ 41.36
         -------
Total    $501.71
         =======

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $10,348.34
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $    8,264 (rounded to the nearest dollar)
                                ==========

III. THE 12% GROSS RETURN ILLUSTRATED VALUES FOR THE FIFTH POLICY YEAR HAVE BEEN CALCULATED IN THE FOLLOWING MANNER:

DEATH BENEFIT:

The death benefit is an option 1 (level) death benefit. 40 Male, Nonsmoker,
Face: $200,000, Premium: $2,500.

Year 5 Death Benefit = Greater of Specified Amount or Percentage of Cash Value
                     = $200,000 or 222% x $12,466.73
                     = $200,000

POLICY VALUE:

Year 5 Policy Value =
Policy Value at the end of year 4    $9,538.83
+ Annual Premium*                    $2,500.00
- Premium Expense Charge**           $   87.50
- Monthly Deduction***               $  645.27
- Mortality & Expense Charge****     $  104.46
+ Hypothetical Rate of Return*****   $1,265.14
                                     ---------
=                                    $  12,467 (rounded to the nearest dollar)
                                     =========

* The annual premium is assumed to be paid at the beginning of month 1 in each year.

**   Premium Expense Charge is 3.5% of each premium payment.

*** The monthly deduction is made up of a $5.00 monthly policy fee, a $0.01 per 1,000 ($2.00) monthly death benefit guarantee charge and a monthly cost of insurance (COI) deduction. The monthly COI charges for year 5 are:

Month     COI
-----   -------
1       $ 46.83
2       $ 46.82
3       $ 46.81
4       $ 46.80
5       $ 46.79
6       $ 46.78
7       $ 46.77
8       $ 46.76
9       $ 46.75
10      $ 46.74
11      $ 46.72
12      $ 46.71
        -------
Total   $561.27
        =======

**** The mortality and expense (M&E) charge is 0.90% in year 5 on an annual basis and is charged daily to the average net asset value of the subaccounts. The guaranteed M&E charge is 0.90% for all years.

***** The hypothetical gross rate of return is 12%. The average annual fund expenses are 1.10%. The monthly interest amounts earned for year 5 are:

Month    Interest
-----   ---------
1       $  103.41
2       $  103.77
3       $  104.13
4       $  104.49
5       $  104.86
6       $  105.22
7       $  105.60
8       $  105.97
9       $  106.35
10      $  106.73
11      $  107.11
12      $  107.50
        ---------
Total   $1,265.14
        =========

CASH SURRENDER VALUE:

Year 5 Cash Surrender Value =
Year 5 Policy Value             $12,466.73
- Year 5 Surrender Charge       $ 2,084.00
                                ----------
=                               $   10,383 (rounded to the nearest dollar)
                                ==========